JOINT FILER INFORMATION

NAME:                      Frost Gamma Investments Trust
ADDRESS:                   4400 Biscayne Blvd
                           Miami, FL 33137

Designated Filer:          Phillip Frost, M.D.

Issuer and Ticker Symbol:  Castle Brands Inc. (ROX)

Date of Event Requiring
Statement:                 January 18, 2018

                           FROST GAMMA INVESTMENTS TRUST

                           By:/s/ Phillip Frost, M.D.
                           Phillip Frost, M.D., Trustee

NAME:                      Frost Nevada Investments Trust
ADDRESS:                   4400 Biscayne Blvd
                           Miami, FL 33137

Designated Filer:          Phillip Frost, M.D.

Issuer and Ticker Symbol:  Castle Brands Inc. (ROX)

Date of Event Requiring
Statement:                 January 18, 2018

                           FROST NEVADA INVESTMENTS TRUST

                           By:/s/ Phillip Frost, M.D.
                           Phillip Frost, M.D., Trustee